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                                                                    Exhibit 10.7

     Amendment, dated as of November 29, 2001, to the Termination of Agreement dated September 12, 1990, dated September 26 and October 1, 1997 (the "Agreement"), between GP Strategies Corporation (formerly National Patent Development Corporation) and The Population Council, Inc.

     1. The Agreement is hereby amended by deleting Paragraph 5 and replacing it with the following:

     5. Allocation of Royalties and Net Sales.

          (a) NPDC shall pay to The Council, within 30 days following NPDC's receipt of Royalties, an amount equal to the following percentages of Royalties (as that term is defined in Paragraph 5(d)).

               (i) One hundred (100%) percent of the first $35,000 of Royalties, as a fee for the transfer of the IND sponsorship to NPDC from The Council. Thereafter,

               (ii) in the case of any LHRH Implant, thirty (30%) percent; and

               (iii) in the case of any Non-LHRH Implant, five (5%) percent.

          (b) NPDC shall pay to The Council, on or before the 30th day following the end of each calendar quarter, with respect to Net Sales (as that term is defined in Paragraph 5(c)) in such calendar quarter, an amount equal to the following percentages of such Net Sales.

               (i) In the case of any LHRH Implant, three (3%) percent.

               (ii) In the case of any Non-LHRH Implant, one-half (0.5%) percent.

          (c) For the purposes of determining payments by NPDC to The Council, Net Sales shall mean the amount received by NPDC with respect to sales of Implants by NPDC, less returns and or credits for returns, sales taxes, promotional, cash, trade or volume discounts including governmental or managed care contracts.

          (d) For the purposes of determining payments by NPDC to The Council, Royalties shall mean revenues (or the fair market value of non-monetary consideration) received by NPDC from Licensees, whether or not in the form of royalties, prepaid royalties, advances on royalties, licensing fees, technology transfer payments or other similar payments, in respect of licenses for the Implants. Notwithstanding the foregoing, Royalties shall not include moneys received by NPDC from Licensees and applied to product development costs, including without limitation, feasibility studies, pre-clinical studies, animal studies, clinical trials, production scale-up, and regulatory compliance, research fees and the manufacturing cost of Implants.
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          (e) NPDC shall maintain, in accordance with generally accepted accounting principles consistently applied, accurate records of all sales or other disposition of any Implants upon which amounts shall be payable pursuant to this Paragraph 5. Within 120 days after the conclusion of each calendar year, NPDC shall furnish to The Council a certification by its internal accountants showing the quantity, sales prices, product development costs and amounts due with respect to sales of any Implants for the preceding year. Should The Council wish to audit such records, it may engage, at its own expense, independent public accountants reasonably acceptable to NPDC to conduct such an audit during normal business hours and on reasonable notice to NPDC. The Council's right to audit and bring any action with respect to a particular payment period shall be limited to the two year period following the issuance of the certification. The Council agrees to keep confidential all information relating to the business affairs of NPDC, and to impose on its accountants a similar obligation.

          (f) Notwithstanding the foregoing, in no event shall amounts paid by NPDC to The Council hereunder exceed the aggregate amount of $40,035,000.

     2. Except as amended hereby, the Agreement shall remain unamended and in full force and effect.

                                        GP STRATEGIES CORPORATION


                                        BY: /s/ Scott N. Greenberg
                                            ------------------------------------
                                            Scott N. Greenberg, President
                                            and Chief Financial Officer


                                        THE POPULATION COUNCIL, INC.


                                        BY: /s/ SANDRA ARNOLD
                                            ------------------------------------
                                            (Name) SANDRA ARNOLD
                                            (Title) VICE PRESIDENT


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